SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2001


SKYLINE CORPORATION
(Exact name of registrant as specified in its charter)

	INDIANA				1-4714
(State of Incorporation)	(Commission File Number)

35-1038277
(IRS Employee Identification No.)

P. O. Box 743, 2520 By-Pass Road    Elkhart, IN 46515
(Address of principal executive offices) (Zip)

(219) 294-6521
(Registrant's telephone number, including area code)

Item 5.		Other Events

SKYLINE
ELECTS OFFICERS		             SAMUEL S. THOMPSON

ELKHART, INDIANA -- SEPTEMBER 24, 2001

On September 24, 2001, Skyline Corporation elected the following officers:
Thomas G. Deranek, Vice Chairman and Chief Executive Officer; William H. Murschel, President and Chief Operations Officer; Terrence M. Decio, Senior Executive Vice President; James R. Weigand, Vice President, Finance and Treasurer and Chief Financial Officer; Charles W. Chambliss, Vice President, Product Development & Engineering; Christopher R. Leader, Vice President, Operations; Jon S. Pilarski, Corporate Controller, Samuel S. Thompson, Secretary; and Linda R. Philippsen, Assistant Vice President and Assistant Secretary. This election occurred at the Board of Directors' meeting held immediately following the Annual Shareholders' Meeting on September 24, 2001. At the meeting, the Board of Directors also elected Arthur J. Decio to serve as Chairman of the Board of Directors and expressed its gratitude to its former Vice Chairman and Chief Executive Officer, Ronald F. Kloska, for 38 years of outstanding service with Skyline. Mr. Kloska will continue to serve as a director and consultant for the corporation. At the meeting, the Board of Directors also elected Mr. Deranek as a director, filling a vacancy on the Board, resulting from a by-law amendment increasing the number of directors from nine to ten.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Registrant

Date:	September 24, 2001

By:

Name:	James R. Weigand
Title:	Vice President,
	Finance and Treasurer
	and Chief Financial Officer